Exhibit 10.7

LEASE

by and between

RENFRO PROPERTIES LLC,

a California limited liability company,

as LESSOR

AND

RENFRO CORPORATION,

a North Carolina corporation

as LESSEE

July 21, 1998

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58$H06!.DOC

072098/1642

LEASE

LEASE (this “Lease”) is dated as of the 21st day of July, 1998 (the “Effective Date”), and is between RENFRO PROPERTIES LLC, a California limited liability company (“Lessor”), having an address at 10940 Wilshire Boulevard, Suite 1600, Los Angeles, California 90024, and RENFRO CORPORATION, a North Carolina corporation (“Lessee”), having its principal office at 661 Linville Road, Mount Airy, North Carolina 27030-0908.

ARTICLE 1

1.1    Leased Property; Term.    Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee and Lessee leases from Lessor all of Lessor’s rights and interest in and to the following property (collectively, the “Leased Property”):

(a)    the plots, pieces or parcels of land (the “Land”) described in Exhibit A attached hereto;

(b)    all buildings, structures, Fixtures and other improvements presently situated or hereafter constructed upon the Land (collectively, the “Leased Improvements”);

(c)    all easements, rights and appurtenances relating to the Land and the Leased Improvements;

(d)    all equipment, machinery, fixtures and other items of property, including all components thereof, now or hereafter located in or on, and used in connection with the operation or maintenance of, the Leased Improvements, which are now or hereafter owned by Lessor, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, ventilating, refrigerating, waste disposal, air-cooling and air conditioning apparatus, sprinkler systems and fire and theft protection equipment (other than Lessee’s Equipment) and which are hereby deemed by the parties hereto to constitute real estate under the laws of the State, together with all replacements, modifications, alterations and additions thereto (collectively, the “Fixtures”); and

(e)    the furniture, equipment, trade fixtures, furnishings and other items of personal property, if any, owned by Lessor (collectively, the “Personal Property”).

SUBJECT, HOWEVER, to the reservations and other matters, if any, set forth in Exhibit A; to have and to hold for a term of fifteen (15) years (the “Term”) commencing on July     , 1998 (the “Commencement Date”), and ending at midnight on July     , 2013, unless extended or earlier terminated pursuant to and in accordance with the provisions of this Lease. The parties intend that this Lease shall be effective and binding on the parties as of the Effective Date of the Lease; provided, however, because Lessor does not currently own fee title to the Property but is in contract to acquire such, each of Lessor’s and Lessee’s rights and obligations hereunder shall be conditioned upon the close of escrow whereupon Lessor acquires fee title to the Property.

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ARTICLE 2

2.1    Definitions.    As used in this Lease, (a) unless otherwise specified, all references to sections and articles shall refer to sections or articles of this Lease, (b) all terms defined herein in the singular shall have the same meanings when used in the plural and vice versa, and (c) the following capitalized terms have the respective meanings set after them:

“Additional Rent”: As defined in Section 3.2.

“Alterations”: As defined in Section 10.1.

“Basic Rent”: As defined in Section 3.1.

“Business Day”: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, State of New York are authorized, or obligated, by law or executive order to close.

“Commencement Date”: As defined in Section 1.1.

“Consolidated Tangible Net Worth”: The consolidated net worth of any Person and its Subsidiaries less the sum of the following consolidated items: (a) any surplus resulting from any write-up of assets; (b) goodwill, including any amounts (however designated on the balance sheet of such Person or any of its Subsidiaries) representing the cost of acquisitions of Subsidiaries in excess of underlying tangible assets, unless an appraisal of such assets made by a reputable firm of appraisers at the time of acquisition shall indicate sufficient value to cover such excess; (c) patents, trademarks, copyrights, leasehold improvements not recoverable at the expiration of a lease and deferred charges (including, but not limited to, unamortized debt discount and expense, organization expenses, experimental and development expenses, but excluding prepaid expenses and prepaid taxes); (d) any amounts at which shares of capital stock of such Person appear on the asset side of the balance sheet of such Person or any of its Subsidiaries; and (e) any amount of indebtedness not included in the computation of the consolidated net worth of such Person and its Subsidiaries.

“Default”: Any condition or event which constitutes or would constitute an Event of Default either with or without notice or lapse of time, or both.

“Environmental Report”: That certain environmental audit report for the Leased Property entitled “Environmental Site Assessment for Whitmire Manufacturing, Inc.,” dated May 1998, prepared by EMPE, Inc.

“Event of Default”: As defined in Section 17.1.

“Fair Market Rent”: As defined in Section 32.2.

“Fair Market Value”: As defined in Section 15.4.

“Fixtures”: As defined in Section 1.1.

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“Hazardous Materials”: Any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material as defined by any federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.) and in the regulations adopted and publications promulgated pursuant to each of the foregoing or by any federal, state or local governmental authority having or claiming jurisdiction over the Leased Property (including but not limited to the statutes listed on Exhibit C attached hereto.

“Impositions”: All taxes (including, without limitation, all ad valorem, sales and use, single business, gross receipts, transaction privilege or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental and quasi-governmental charges and other charges imposed by or owed to any ground lessor, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property and/or the Basic Rent or Additional Rent (including all interest and penalties thereon), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Lessor or Lessor’s Assignees, if any, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with, the Leased Property or the leasing or use of the Leased Property or any part thereof, or the acquisition or financing of the acquisition of the Leased Property by Lessor. Nothing contained in this Lease shall be construed to require Lessee to pay any tax, assessment, levy or charge imposed on Lessor or Lessor’s Assignees, if any, for the privilege of doing business in the State specifically as a corporation, or any capital levy, estate, inheritance, succession, transfer, net income or net revenue tax of Lessor or Lessor’s Assignees, if any, except that if at any time after the date hereof the methods of taxation prevailing at the date hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, rents, rates, charges, levies or impositions now assessed, levied or imposed upon all or any part of the Leased Property, there shall be assessed, levied or imposed (a) a tax, assessment, levy, imposition or charge based on the gross income or gross rents received therefrom from Lessee whether or not wholly or partially as a capital levy or otherwise which is calculated without deduction of any portion of such gross income or gross rents so received, or (b) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Leased Property and imposed upon Lessor or Lessor’s Assignees, if any, or (c) a license fee measured by the gross rents received from Lessee which is calculated without deduction of any portion of such gross rents so received, or (d) any other tax, assessment, levy, imposition, charge or license fee however described or imposed; then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Impositions payable by Lessee hereunder; provided that any tax, assessment, levy, imposition or charge imposed on income from the Leased Property shall be calculated as if the Leased Property is the only asset of Lessor.

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“Indenture”: Any mortgage, deed of trust or deed to secure debt, as applicable, constituting a first lien on the Leased Property as the same may be modified, amended or supplemented from time to time, which may be executed as security for any indebtedness of the Lessor.

“Insurance Requirements”: All terms of any insurance policy required by this Lease or applicable to the Leased Property, all requirements of the issuer of any such policy, and all regulations and then current standards applicable to or affecting the Leased Property or any use or condition thereof, which may, at any time, be recommended by either (a) the Board of Fire Underwriters, if any, having jurisdiction over the Leased Property or (b) the Factory Mutual System (or any other body exercising similar functions).

“Insured Property”: As defined in Section 14.1.

“Land”: As defined in Section 1.1.

“Leased Improvements”: As defined in Section 1.1.

“Leased Property”: As defined in Section 1.1.

“Lease Year”: A twelve (12) month period commencing on the Commencement Date or on an annual anniversary date thereof, as the case may be.

“Legal Requirements”: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions or private covenants and restrictions of record affecting either the Leased Property or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (a) require repairs, modifications or alterations in or to the Leased Property or (b) in any way limit the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee, at any time in force affecting the Leased Property.

“Lessee’s Equipment”: As defined in Section 6.2.

“Lessor’s Assignees”: Collectively, any assignees now or hereafter designated in any collateral assignment of Lessor’s interest in this Lease as additional security for any indebtedness of Lessor also secured by an Indenture.

“Officer’s Certificate”: A certificate of Lessee signed by the president or any vice president or the treasurer, or another officer authorized to so sign by the board of directors or bylaws of Lessee.

“Overdue Rate”: A rate per annum equal to seven and  170/1000 percent (7.170%) plus four percent (4%).

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“Payment Date”: Any due date for the payment of the installments of Basic Rent.

“Permitted Use”: Warehousing and distribution of clothing and clothing-related items, and office uses ancillary thereto.

“Person”: Any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, limited liability company, any federal, state, county or municipal government, or any bureau, department or agency thereof, and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Rent”: Collectively, the Basic Rent and Additional Rent.

“State”: The State or Commonwealth in which the Leased Property is located.

“Subsidiary”: (a) Any corporation more than fifty percent (50.0%) of whose voting stock is owned or controlled, directly or indirectly, by such entity or one or more other Subsidiaries of such entity, or (b) any limited partnership of which such entity or any of its Subsidiaries is a general partner, or (c) any other entity (other than a corporation) in which such entity or one or more other Subsidiaries of such entity, or such entity and one or more other Subsidiaries of such entity, directly or indirectly, owns more than fifty percent (50.0%) of the outstanding capital stock or has the power, through the ownership or voting stock, by contract or otherwise, to direct or cause the direction of the management and policies of such entity.

“Successor Corporation”: As defined in Section 23.2.

“Taking”: A taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of any condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

“Taking Purchase Offer”: As defined in Section 15.3.

“Taking-Termination Date”: As defined in Section 15.3.

“Taking-Termination Notice”: As defined in Section 15.3.

“Term”: As defined in Section 1.1.

“Unavoidable Delays”: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of Lessee, provided that lack of funds regardless of the cause therefor shall not be deemed a cause beyond the control of Lessee.

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ARTICLE 3

3.1    Basic Rent.    Lessee will pay to Lessor in lawful money of the United States of America which shall be legal tender for the payment of public and private debts at Lessor’s address set forth above or at such other place or to such other Persons as Lessor from time to time may designate in writing, a net basic rental (the “Basic Rent”) in arrears during the Term, as follows:

For the first five (5) years of the Lease Term, Basic Rent shall be an amount equal to $1,491,750.00 per annum as a fixed obligation payable in equal consecutive monthly installments of $124,312.50 each, commencing on the Commencement Date, and continuing thereafter on the 1st day of each month, through and including July 31, 2003. For the second five (5) years of the Lease Term, Basic Rent shall be an amount equal to $1,715,512.50 per annum as a fixed obligation payable in equal consecutive monthly installments of $142,959.38 each, commencing on August 1, 2003, and continuing thereafter on the 1st day of each month, through and including July 31, 2008. For the third five (5) years of the Lease Term, Basic Rent shall be an amount equal to $1,972,839.38 per annum as a fixed obligation payable in equal consecutive monthly installments of $164,403.28 each, commencing on August 1, 2008, and continuing thereafter on the 1st day of each month, through and including July 31, 2013.

If the Commencement Date is not on the first day of a month, the Basic Rent for the first month of the Lease Term shall be prorated accordingly. The proportionately reduced Basic Rent, if applicable, for any partial first month of the Lease Term shall be paid on the Commencement Date.

Lessee agrees to wire federal or other immediately available funds in payment of the Basic Rent to Lessor, or as Lessor may direct, on the day each payment is due, or if such day is not a Business Day then on the Business Day prior to such date, so that Lessor shall receive immediately available funds in such location as Lessor may designate on each such date. Lessee may pay Basic Rent by check only if permitted by Lessor’s Assignees. The Basic Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Basic Rent throughout the Term, all as more fully set forth in Section 5.1. If any portion of the Basic Rent is not paid on or before the date on which it is due, Lessee shall pay to Lessor on demand an amount equal to the lesser of four percent (4%) of such unpaid portion of Basic Rent or the maximum amount permitted by applicable law, to defray the expense incurred by Lesser in handling and processing such delinquent payment and to compensate Lessee for the loss of the use of such delinquent payment.

3.2    Additional Rent.    In addition to the Basic Rent, Lessee will also pay and discharge as additional rent (collectively, the “Additional Rent”) all other amounts, liabilities, obligations and, subject to Section 4.1 below, all Impositions relating to, connected with, or affecting the Leased Property or which Lessee otherwise assumes or agrees to pay under this Lease, and in the event of any failure on the part of Lessee to pay any of the foregoing, every fine, penalty, interest and cost which may be added for nonpayment or late payment thereof and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise as in the case of non-payment of the Basic Rent. If any installment of Basic Rent or Additional Rent shall not be paid on or before its due date, Lessee

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will pay Lessor on demand, as Additional Rent, interest on such overdue amount (to the extent permitted by law) computed at the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser) on the amount of such installment, from the due date of such installment to the date of payment thereof.

ARTICLE 4

4.1    Payment of Impositions.    Subject to Section 13.1 relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and will promptly, upon request, furnish to Lessor and Lessor’s Assignees, if any, copies of official receipts or other satisfactory proof evidencing such payments, except that, with respect to all real estate taxes and assessments and to the extent required by Lessor’s Assignees. Lessee’s obligation to pay Impositions shall be deemed absolutely fixed upon the date such Impositions, respectively, become a lien upon the Leased Property or any part thereof. If any Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term hereof as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. If any assessment for a public improvement is required to be paid in one lump sum payment, Lessee shall pay such lump sum payment; provided however, that if the term of the Lease (including any extensions exercised by Lessee) expires prior to the end of the useful life of such public improvement, Lessor shall reimburse Lessee for the unamortized portion of the improvement within 120 days after the expiration of the Lease Term. For purposes hereof, the cost of any such public improvement shall be amortized over its useful life according to generally accepted accounting principles using straight line amortization. Lessee, at its expense, shall prepare and, to the extent it may legally do so, file all tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, provided that no Event of Default shall have occurred, the same shall be retained by Lessee. In the event that an Event of Default shall have occurred, any such refund shall be the property of Lessor and, if received by Lessee, shall be promptly paid over to Lessor. The provisions of this Section 4.1 shall survive termination of this Lease.

4.2    Notice of Impositions.    Lessor shall give prompt notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge, but Lessor’s failure to give any such notice shall in no way diminish Lessee’s obligations hereunder.

4.3    Adjustment of Impositions.    Impositions imposed in respect of the calendar year period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination (to the extent the Imposition applies to any period during the Lease Term), and Lessee’s obligation to pay its prorated share thereof shall survive such termination. The foregoing shall not limit Lessor’s damages in the event such termination is by reason of Lessee’s default.

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4.4    Utility Charges.    Lessee will pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in connection with the Leased Property.

4.5    Insurance Premiums.    Lessee will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Section 14.1.

ARTICLE 5

5.1    No Termination, Abatement, etc.    Except as otherwise specifically provided herein, Lessee shall remain bound by this Lease in accordance with its terms and shall neither take any action to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Lessor and Lessee be otherwise affected by reason of (a) any damage to, or destruction of, the Leased Property or any portion thereof from whatever cause, or any Taking of the Leased Property or any portion thereof, (b) the lawful or unlawful prohibition of, or restriction upon, Lessee’s use of the Leased Property or any portion thereof, the interference with such use by any Person or by reason of any eviction by paramount title, or any other defect in title, or Lessee’s acquisition of ownership of the Leased Property otherwise than pursuant to an express provision of this Lease, (c) any claim which Lessee has or might have against Lessor or against any of Lessor’s Assignees, if any, or by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or any action with respect to this Lease that may be taken by a trustee or receiver of Lessor or any assignee of Lessor or by any court in any such proceeding, or (e) for any other cause whether similar or dissimilar to any of the foregoing. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be available to Lessee by law or in equity to (i) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (ii) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the net Basic Rent and Additional Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease.

ARTICLE 6

6.1    Ownership of the Leased Property.    Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease.

6.2    Lessee’s Equipment.    Lessee may, at its expense, install or assemble or place on the Land or in the Leased Improvements, and remove and substitute, any items of machinery, equipment, furnishings or trade fixtures or other personal property owned by Lessee and used or useful in Lessee’s business (collectively, “Lessee’s Equipment”), and Lessee shall remove the same upon the expiration or prior termination of the Term; provided, however, that Lessee shall

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have no right to remove any item which constitutes a Fixture. All Lessee’s Equipment shall be and remain the property of Lessee, provided that any of Lessee’s Equipment not removed by Lessee upon the expiration or earlier termination of this Lease shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving notice thereof to Lessee and without obligation to account therefor. All costs and expenses incurred in removing, storing and disposing of Lessee’s Equipment shall be paid by Lessee. Lessee will repair, at its expense, all damage to the Leased Property caused by the removal of Lessee’s Equipment, whether effected by Lessee or Lessor. Lessor shall not be responsible for any loss or damage to Lessee’s Equipment except to the extent caused by Lessor’s (or its agents’ or employees’) gross negligence or willful misconduct.

ARTICLE 7

7.1    Condition of the Leased Property.    Lessee has been in occupancy and possession of the Leased Property since November 15, 1996. Lessee acknowledges receipt and delivery of possession of the Leased Property and that Lessee has examined title to, and the condition of, the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for all purposes hereunder. Lessee is renting the Leased Property “as is” in its present condition. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO COMPLIANCE WITH LEGAL REQUIREMENTS, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, OR AS TO LESSOR’S TITLE THERETO OR OTHERWISE, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT.

7.2    Use of the Leased Property.    Lessee may use the Leased Property only for the Permitted Use. Lessee agrees that it will not permit any unlawful occupation, business or trade to be conducted on the Leased Property or any use to be made thereof contrary to any Legal Requirements or Insurance Requirements applicable thereto. Lessee shall not use or occupy or permit the Leased Property to be used or occupied, nor do or permit anything to be done in or on the Leased Property or any part thereof, in a manner that may make it impossible to obtain any insurance thereon which Lessee is, or may be, required to furnish hereunder, or that will cause or be likely to cause structural or other material injury to any of the Leased Improvements or the Personal Property, or that will constitute a public or private nuisance or waste.

ARTICLE 8

8.1    Compliance with Legal and Insurance Requirements, Instruments, etc.    Subject to Section 13.1 relating to permitted contests, Lessee, at its expense, will promptly (a) comply with all Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith shall require structural changes in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property, and whether or not such Legal Requirements or

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Insurance Requirements represent a change in policy of the entity promulgating or enforcing any such Legal Requirement or Insurance Requirement, and (b) procure, maintain and comply with all licenses and other authorizations required for any use of the Leased Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Improvements or any part thereof.

ARTICLE 9

9.1    Maintenance and Repair.    (a)    Lessee, at its expense, will maintain the Leased Property in good condition, repair and working order (ordinary wear and tear excepted), and, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise). All repairs shall be at least equivalent in quality to the original work. Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof or commit any waste of the Leased Property or any part thereof.

(b)    Lessor shall not under any circumstances be required to build any improvements on the Leased Property, or to make any repairs, replacements, alterations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen (except to the extent necessitated by Lessor’s (or its agents or employees’) gross active negligence or willful misconduct), or to make any expenditure whatsoever in connection with this Lease, or to maintain the Leased Property in any way. Lessee hereby waives the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution this Lease or hereafter enacted.

(c)    Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property.

(d)    Upon the expiration or prior termination of the Term, Lessee will vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease, ordinary wear and tear excepted.

9.2    Encroachments, Restrictions, etc.    If Lessee shall cause or have caused any of the Leased Improvements to encroach upon any property, street or right-of-way adjacent to the Leased Property, or to violate the agreements or conditions contained in any restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of

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others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor or at the behest of any Person affected by any such encroachment, violation or impairment, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (ii) make such changes in the Leased Improvements and take such other actions as shall be necessary to remove such encroachment and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements. Any such alteration shall be made in conformity with the requirements of Section 10.1.

ARTICLE 10

10.1    Alterations, Substitutions and Replacements.    Lessee, at its expense, may at any time and from time to time make alterations of, and additions to, the Leased Improvements or any part thereof and substitutions and replacements for the same (collectively, “Alterations”), provided that (a) the market value of the Leased Property shall not be reduced or its usefulness impaired, (b) the work shall be done expeditiously and in a good and workmanlike manner using new materials of good quality, (c) the plans and specifications for any single Alteration with an estimated cost in excess of Twenty-Five Thousand Dollars ($25,000.00) shall be approved in advance in writing by Lessor, such approval not to be unreasonably withheld, (d) Lessee shall comply with all Legal Requirements and Insurance Requirements, if any, applicable to the work, (e) no Leased Improvements shall be demolished unless Lessee shall have first furnished Lessor with such surety bonds or other security acceptable to Lessor as shall assure that the cost of rebuilding of such Leased Improvements shall be met, and (f) Lessee shall promptly pay all costs and expenses and discharge any and all liens arising in respect of the work. All Alterations shall immediately become and remain the property of Lessor, shall be deemed part of the Leased Property, and shall be subject to all of the terms and provisions of this Lease. In case the estimated cost of any Alteration exceeds Twenty-Five Thousand Dollars ($25,000.00), such Alteration shall be made under the supervision of a qualified and licensed architect or engineer who shall have been approved in writing by Lessor, which approval shall not be unreasonably withheld. No Alterations shall be made which would tie in or connect any Leased Improvements on the Leased Property with any other improvements on property adjacent to the Leased Property

ARTICLE 11

11.1    Environmental Matters.    In the event any activity has been, or in the future will be, conducted at the Leased Property or any past, present or future use of the Leased Property in any manner (a) which would cause the Leased Property to become a hazardous waste treatment storage or disposal facility within the meaning of, or otherwise bring the Leased Property within the ambit of, the Resource Conservation and Recovery Act of 1976,42 U.S.C. §§ 6901 et seq., or any other federal, state or local law, rule, ordinance or regulation relating to Hazardous Materials, (b) so as to cause a release or threatened release of Hazardous Materials from the Leased Property within the meaning of, or otherwise bring the Leased Property within the ambit of, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601-9657, or any other federal, state or local law, rule, ordinance or regulation

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relating to Hazardous Materials, or (c) so as to cause the discharge of pollutants or effluents into any water source or system, or the discharge into the air of any emissions, which would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq., or the Clean Air Act, 42 U.S.C. §§ 7401 et seq., or any other federal, state or local law, rule, ordinance or regulation relating to Hazardous Materials, Lessee agrees to promptly notify Lessor and Lessor’s Assignees, if any, and further agrees promptly to so notify such parties of any claim made with respect to any of such matters. In the event that the Lessee discovers that Hazardous Materials exist on the Leased Property in violation of any applicable law, rule, ordinance or regulation (whether or not disclosed in the Environmental Report) Lessee shall also promptly notify Lessor of such condition and shall with all due diligence take every action necessary to remove such Hazardous Materials and remediate the Leased Property in a manner and to the extent required by applicable law. Lessee agrees to comply with each of the recommendations contained in the Environmental Report for the protection, operation and maintenance of the Leased Property. Notwithstanding anything to the contrary contained herein, Lessee shall not be responsible for the removal of Hazardous Materials which were placed in or on the Property prior to Lessee’s (or its affiliates’) occupancy thereof pursuant to the 1996 Lease, but Lessee shall bear the burden of proof with respect to when Hazardous Materials were placed in or on the Property.

ARTICLE 12

12.1    Liens.    Subject to Section 13.1 relating to contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Basic Rent or Additional Rent provided under this Lease arising out of Lessee’s (or its agents’ or employees’) occupancy of or activities with respect to the Leased Property, not including, however, (a) this Lease, (b) any Indenture, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor and Lessor’s Assignees, if any, or any easements which do not materially and adversely affect (1) the marketability of title to the Leased Property, (2) the use of the Leased Property for all purposes of this Lease, or (3) the fair market value of the Leased Property, provided that Lessee shall first have delivered an Officer’s Certificate to Lessor and Lessor’s Assignees, if any, certifying as to the matters set forth in clauses (1) and (2), (d) liens for those taxes of Lessor which Lessee is not required to pay hereunder, (e) subleases permitted by Article 24, liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Section 13.1, and (f) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or sound accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Section 13.1.

ARTICLE 13

13.1    Permitted Contests.    Lessee, on Lessor’s behalf, but at Lessee’s expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the

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amount or validity or application, in whole or in part, of any Imposition or any Legal Requirement or Insurance Requirement or any lien, encumbrance, charge or claim not permitted by Section 12.1, provided that (a) in the case of an unpaid Imposition, lien, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and/or from the Leased Property, (b) neither the Leased Property nor any rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, terminated, cancelled or lost, (c) in the case of a Legal Requirement, Lessor would not be in any danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (d) Lessee shall deliver to Lessor, Lessor’s Assignees, if any, and their respective counsel an opinion of Lessee’s counsel to the effect set forth in clauses (a), (b) and (c), to the extent applicable, (e) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Lessee shall give such reasonable security as may be demanded by Lessor or Lessor’s Assignees, if any, to insure ultimate payment of the same, including, without limitation, all interest and penalties thereon, and to prevent any sale or forfeiture of the Leased Property, the Basic Rent and any Additional Rent by reason of such non-payment or noncompliance, provided, however, Lessee is not permitted to contest, and the provisions of this Section shall not be construed to permit Lessee to contest, the payment of Basic Rent, Additional Rent or any other sums payable by Lessee to Lessor hereunder, (f) in the case of an Insurance Requirement, the coverage required by Article 14 shall be maintained, (g) Lessee shall have set aside adequate reserves for the payment of any unpaid Imposition, Legal Requirement, lien, encumbrance or charge, and (h) if such contest be finally resolved against Lessor or Lessee, Lessee shall, as Additional Rent due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Lessee shall indemnify and save Lessor harmless against any liability, cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom.

ARTICLE 14

14.1    Insurance.    So long as this Lease remains in effect, Lessee agrees to maintain at all times and at its expense insurance, covering the Leased Property as follows:

(a)    Property Insurance.    Insurance with respect to the Leased Improvements against any peril included within the classification “All Risks of Physical Loss,” with extended coverage in amounts at all times sufficient to prevent it from becoming a co-insurer within the terms of the applicable policies, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Leased Property and with deductibles acceptable to Lessor’s Assignees. The term “full insurable value” as used herein shall mean the actual replacement cost of the Leased Property (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving). The policy must include an agreed value clause, which must be updated annually.

(b)    Liability Insurance.    Comprehensive general liability insurance, including bodily injury, death and property damage liability, dram shop coverage and umbrella liability insurance against any and all claims, including all legal

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liability to the extent insurable imposed upon Lessor’s Assignees and all court costs and attorneys’ fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Leased Property in such amounts as Lessor’s Assignees may require, but in no event for a combined single limit of less than $1,000,000.00 minimum (or a $3,000,000.00 minimum if the Leased Property contains one or more elevators) with a $2,000,000.00 minimum (or a $6,000,000.00 minimum if the Leased Property contains one or more elevators) general aggregate limit. In the event that any payment of proceeds is made under any umbrella liability insurance policy, the Lessee shall immediately purchase additional liability insurance coverage so that at all times there shall be no less than a $1,000,00.00 minimum (or a $3,000,000.00 minimum if the Leased Property contains one or more elevators) of liability insurance coverage per occurrence with a $2,000,000.00 minimum (or a $6,000,000.00 minimum if the Leased Property contains one or more elevators) general aggregate limit.

(c)    Workers’ Compensation Insurance. Statutory workers’ compensation insurance (to the extent the risks to be covered thereby are not already covered by other policies of insurance maintained by it), with respect to any work on, about or regarding the Leased Property.

(d)    Business Interruption. Business interruption and/or loss of “rental value” insurance in an amount sufficient to avoid any co-insurance penalty and to provide proceeds which will cover a period acceptable to Lessor’s Assignees in their sole discretion.

(e)    Boiler and Machinery Insurance. Broad form boiler and machinery insurance covering all boilers or other pressure vessels, machinery and equipment located in, on or about the Leased Property and insurance against loss of occupancy or use arising from any such breakdown in an amount equal to 100% of the actual replacement cost of such machinery (without taking into account any depreciation) and containing such deductibles as are acceptable to Lessor’s Assignees.

(f)    Flood Insurance. If all or any portion of the Leased Property is located within a federally designated flood hazard zone, flood insurance as is generally available and in such amount and with such deductibles as Lessor’s Assignees may require.

(g)    Other Insurance. Such other insurance (including, without limitation, earthquake insurance, law and ordinance insurance, environmental insurance and malpractice insurance) with respect to the Leased Property against loss or damage of the kinds from time to time required by Lessor’s Assignees in connection with loans secured by properties comparable to the Leased Property.

All insurance policies shall be in form and substance acceptable to Lessor’s Assignees, shall name Lessor’s Assignees and their successors and assigns as additional insured, mortgagees

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and/or loss payees, as deemed appropriate by Lessor’s Assignees, and shall provide that all proceeds are payable to Lessor’s Assignees.

14.2    Policy Provisions and Certificates.    The insurance maintained by Lessee under clauses (a), (b), (d), (e), (f) and (g) of Section 14.1 shall name Lessor and Lessee, as insureds, as their respective interests may appear, and shall bear a standard non-contributory first mortgagee endorsement, as appropriate, in favor of Lessor’s Assignees, if any, as loss payees. The insurance maintained by Lessee under clauses (a), (b), (d), (e), (f) and (g) of Section 14.1 shall provide that all property losses insured against shall be adjusted by Lessee (prior to an Event of Default) (subject to Lessor’s approval of final settlement of estimated losses of Fifty Thousand Dollars ($50,000.00) or more) and that the proceeds thereof shall be paid to Lessor, and Lessor’s Assignees, to be applied in the manner hereinafter set forth in Section 15.1 and Section 15.3. All insurance maintained by Lessee shall provide that (a) no cancellation or reduction thereof shall be effective until at least thirty (30) days after receipt by Lessor and Lessor’s Assignees, if any, of written notice thereof, and (b) all losses shall be payable notwithstanding any act or negligence of Lessor, Lessor’s Assignees, if any, or Lessee or their respective agents or employees which might, absent such agreement, result in a forfeiture of all or part of such insurance payment and notwithstanding (i) the occupation or use of the Leased Property for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken pursuant to any provision of any Indenture upon the happening of an event of default thereunder, or (iii) any change in title or ownership of the Leased Property or any part thereof. Lessee will, within fifteen (15) days after the same first becomes due hereunder, furnish to Lessor and Lessor’s Assignees, if any, certificates for the insurance required by Section 14.1, and not less than thirty (30) days before the expiration of any such insurance, certificates evidencing the replacement or renewal thereof, together with written evidence that the premium therefor has been paid.

14.3    Subrogation.    In respect of any real, personal or other property located in, at or upon the Leased Property, and in respect of the Leased Property itself, Lessee hereby releases Lessor and Lessor’s Assignees, if any, from any and all liability or responsibility to Lessee or anyone claiming by, through or under Lessee, by way of subrogation or otherwise, for any loss or damage caused by fire or any other casualty whether or not such fire or other casualty shall have been caused by the willful fault or gross negligence of Lessor or Lessor’s Assignees, if any, or anyone for whom any of said Persons may be responsible. If generally available from insurance carriers, Lessee shall require its fire, extended coverage and other casualty insurance carriers to include in Lessee’s policies a clause or endorsement whereby the insurer waives any rights of subrogation against Lessor and Lessor’s Assignees, if any.

14.4    Other Insurance.    Lessee shall not take out separate insurance concurrent in form or contributing in the event of loss with that required by this Article to be furnished by Lessee unless Lessor and Lessor’s Assignees, if any, are included therein as named insureds as their respective interests may appear, with loss payable as in this Article provided. Lessee shall immediately notify Lessor and Lessor’s Assignees, if any, whenever any such separate insurance is taken out and shall deliver the policy or policies or duplicates thereof, or certificates evidencing the same as provided in this Article.

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ARTICLE 15

15.1    Notice of Damage, Destruction or Taking; Condemnation Awards.    In case of any material damage to or destruction of the Leased Property or any part thereof or in case of any Taking, Lessee shall forthwith give notice thereof to Lessor. If Lessor shall be advised by the condemning authority of a proposed Taking, Lessor shall forthwith give notice thereof to Lessee, but its failure to do so shall not affect the rights of the parties as set forth in this Article. In case of any such Taking (whether permanent or temporary), damage or destruction, Lessor shall be entitled to all awards or insurance payments on account thereof. Lessee may file and prosecute a separate claim for (i) for the taking of personal property, inventory or trade fixtures belonging to Lessee, (ii) for the interruption of Lessee’s business or its moving costs, (iii) for the value of any leasehold improvements installed and paid for by Lessee, or (iv) other compensable tenant claims, provided any such claim does not reduce the award to Lessor. Unless an Event of Default shall have occurred, all sums so received by Lessor, shall be applied in accordance with the provisions of Section 15.3, except that any such sums received with respect to a Taking for temporary use shall be applied in accordance with the provisions of Section 15.2. For the purposes of this Lease, all amounts paid pursuant to any agreement with any condemning authority in settlement of any condemnation or other eminent domain proceeding affecting the Leased Property shall be deemed to constitute an award made in such proceeding whether or not the same shall have actually been commenced. For the purposes of this Article, the terms “net proceeds” and “net awards” shall mean, respectively, (i) any insurance proceeds in respect of any damage to or destruction of the Leased Property or any part thereof, or (ii) any awards in connection with any Taking thereof, in each case, less all costs and expenses, including attorneys’ fees, incurred in connection with the seeking and obtaining of any such proceeds or awards.

15.2    Taking for Temporary Use.    In case of a Taking for temporary use, there shall be no termination, cancellation or modification of this Lease, and Lessee shall continue to perform and comply with (except as such performance and such compliance may be rendered impossible by reason of such Taking) all of its obligations under this Lease and shall in no event be relieved of its obligation to pay punctually all Rent or any other charges payable hereunder. If no Event of Default shall have occurred, Lessor shall pay the net awards received by it (whether by way of damages, rent or otherwise) by reason of such Taking to Lessee. If an Event of Default shall have occurred, any such net award shall be retained by Lessor. In the event there is a temporary Taking and a permanent Taking, and the condemning authority makes one condemnation award to Lessor, any net award shall be equitably divided and allocated to each of the temporary Taking and the permanent Taking and then disbursed in accordance the terms of this Section 15. For purposes hereof, a Taking for temporary use shall be a taking of two (2) years or less in duration. For any Taking of a period of more than two (2) years, the provisions of Section 15.3 shall apply.

15.3    Other Taking; Damage or Destruction; Repair or Replacement.

(a) Except as otherwise provided in Section 15.2 regarding temporary takings, Lessee shall have the option to terminate this Lease if, as a result of any Taking, (i) all of the Leased Property is taken, or (ii) twenty-five percent (25%) or more of the Leased Property is taken and the part of the Leased Property that remains cannot, within two (2) years, be made reasonably suitable for the continued operation of Lessee’s business. Lessee must exercise such option within thirty (30) days, to be effective as of the next regularly scheduled date upon which

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Rent is required to be paid hereunder occurring not less than ninety (90) days nor more than one hundred and eighty (180) days after such Taking (the “Taking-Termination Date”) by giving notice (the “Taking-Termination Notice”) to Lessor of its intention to terminate not later than ninety (90) days prior to the Taking-Termination Date. Lessor shall have the option to terminate this Lease if, as a result of any Taking, (i) all of the Leased Property is taken, or (ii) twenty-five percent (25%) or more of the Leased Property is taken and the part of the Leased Property that remains cannot, within two (2) years, be made reasonably suitable for the continued operation of Lessee’s business or (iii) there are insufficient proceeds from the insurance proceeds or condemnation award to restore the Leased Property (other than Lessee’s fixtures and other improvements or alterations made or owned by Lessee) to an architectural whole. Lessor must exercise such option within thirty (30) days, to be effective as of the next regularly scheduled date upon which Rent is required to be paid hereunder occurring not less than ninety (90) days nor more than one hundred and eighty (180) days after such Taking (the “Taking-Termination Date”) by giving notice (the “Taking-Termination Notice”) to Lessee of its intention to terminate not later than ninety (90) days prior to the Taking-Termination Date.

(b) In the event that (x) Lessee delivers a Taking-Termination Notice to Lessor or (y) Lessor delivers a Taking-Termination Notice to Lessee, then, in either event, the entire proceeds of any Taking and the right thereto shall be assigned to and shall belong to Lessor and this Lease shall terminate as of the Taking-Termination Date at which time the parties shall be released from any and all obligations and liabilities arising up to and including the Taking-Termination Notice.

(c) Except as otherwise provided in Subsection (a) hereof, in case of any damage to or destruction of the Leased Property or any part thereof, or in case of any Taking other than for temporary use, Lessee will, at its expense, promptly commence and complete with due diligence (subject to Unavoidable Delays) the replacement and repair of the Leased Property in order to restore it as nearly as practicable to the value and condition thereof immediately prior to such damage, destruction or Taking, provided Lessor or Lessor’s Assignees has made the insurance proceeds or condemnation award available to Lessee. If an Event of Default shall have occurred, Lessor may, at its option, retain all or of any portion of net proceeds of insurance and/or net awards for a Taking. Upon completion of construction, Lessee shall deliver to Lessor (i) a copy of a permanent, unconditional certificate of occupancy for the Leased Property and (ii) an Officer’s Certificate and a certificate of an engineer or architect satisfactory to Lessor certifying to the completion of the repair or replacement of the Leased Property, the payment of the cost thereof in full, and the amount of such cost, and upon receipt of such certificates by Lessor, any balance of such proceeds and awards or other payments not required to be held or applied in accordance with the preceding sentence, shall if no Event of Default shall have occurred, (1) in the case of insurance proceeds, be paid over to, and retained by Lessee, and (2) in the case of an award for a Taking, be paid over to Lessor. In the event of a Taking of such character as not to require any repair or replacement of the Leased Improvements, and upon delivery to Lessor of an Officer’s Certificate certifying that such partial Taking has not materially affected the condition or use of the Leased Property, any net award or other payment for such Taking shall, if no Event of Default shall have occurred, be paid over to Lessor. If an Event of Default shall have occurred prior to the time of Lessor’s receipt of any insurance proceeds or awards or other payment for a Taking pursuant to this Section, the same shall be applied in the manner specified in any Indenture.

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ARTICLE 16

16.1    Representations and Warranties.    Lessee hereby presents and warrants the following:

(a)    the Leased Property has been accepted by Lessee for all purposes of this Lease and there has been no material damage to the buildings and improvements thereon which has not been repaired nor are any condemnation or eminent domain proceedings pending (or, to the best knowledge of Lessee, threatened) with respect thereto;

(b)    all public utilities, including, but not limited to, water, sewer, gas if necessary, and electricity, have been connected to the Leased Property and are adequate for the intended use of the Leased Property;

(c)    means of ingress and egress, streets, parking and drainage facilities are available to service the Leased Property and are adequate for the intended use of the Leased Property;

(d)    all material permits, licenses and certificates (including, without limitation, permanent certificates of occupancy (subject only to minor conditions)) and all environmental permits and approvals which are necessary to permit the use of the Leased Property in accordance with the provisions of this Lease have been obtained and are in full force and effect;

(e)    to the best of Lessee’s knowledge, under applicable zoning and use laws, ordinances, rules and regulations, the Leased Property may be used for purposes contemplated by this Lease and all necessary subdivision approvals have been obtained;

(f)    to the best of Lessee’s actual knowledge, except as may be disclosed in the Environmental Report, (i) no Hazardous Materials have been integrated into any part of the Leased Property in violation of any applicable law; (ii) no enforcement, cleanup, removal or other governmental or regulatory actions have, at any time, been instituted, completed or threatened against the Leased Property, or against any Person with respect to the Leased Property, pursuant to any law, ordinance, rule or regulation; (iii) no violation or non-compliance with any such law, ordinance, rule or regulations relating to Hazardous Materials has occurred with respect to the Leased Property at any time; (iv) no claims have, at any time, been made or threatened by any third party against the Leased Property or against any Person with respect to any Leased Property, relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials located on the Leased Property; (v) no activity has been conducted that would cause the Leased Property to become a hazardous waste treatment storage or disposal facility within the meaning of, or otherwise bring the Leased Property within the ambit of, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., or any state or local ordinance or regulation relating to Hazardous Materials; and (vi) no occurrence or condition on any real property adjoining or in the vicinity of the Leased Property exists to the best knowledge of Lessee that would cause the Leased Property or any part thereof to be classified as “border-zone property” under the provisions of the California Health and Safety Code, Section 25220, et seq., if located in California (or be subject to an analogous classification

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under the laws of the jurisdiction in which a Leased Property is located if not in California) or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Leased Property under any similar law, ordinance or regulation; and

(g)    (i) no Default by Lessee (nor, to the best of Lessee’s knowledge, by Lessor) exists hereunder and (ii) there exists no offset, defense or claim with respect to any Rents or other sums to be paid by Lessee hereunder as of the Commencement Date.

ARTICLE 17

17.1    Events of Default.    If any one or more of the following events (individually, an “Event of Default”) shall occur:

(a)    if Lessee shall fail to make payment of any Basic Rent or Additional Rent payable by Lessee under this Lease within five (5) days of when the same becomes due and payable; or

(b)    if Lessee shall fail to observe or perform any other term, covenant or condition of this Lease and such failure shall continue for a period of thirty (30) days after written notice thereof, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof; or

(c)    if Lessee or any Subsidiary shall make a general assignment for the benefit of its creditors, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or failing to deny the material allegations of a petition against it for any such relief, or shall admit in writing its inability to pay its debts as they mature; or

(d)    if any proceeding against Lessee or any Subsidiary seeking any of the relief mentioned in clause (c) of this Section shall not have been stayed or dismissed within sixty (60) days after the commencement thereof; or

(e)    if a trustee, receiver or liquidator of Lessee or any Subsidiary or of any substantial part of its properties or assets, or of Lessee’s estate or interest in the Leased Property, shall be appointed with the consent or acquiescence of Lessee, or if any such appointment, if not so consented to or acquiesced in, shall remain unvacated or unstayed for a period of sixty (60) consecutive days; or

(f)    if Lessee or any Subsidiary shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the divestiture of substantially all its assets (other than in connection with a merger of Lessee into, or a sale of all or substantially all of Lessee’s assets to, another corporation provided that the survivor of such merger or the purchaser of such assets shall assume all of Lessee’s obligations under this

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Lease by a written instrument, in form and substance satisfactory to Lessor and Lessor’s Assignees, if any, accompanied by an opinion of counsel, satisfactory to Lessor, stating that such instrument of assumption is valid, binding and enforceable against the parties thereto in accordance with its terms, and provided further that immediately after giving effect to any such merger the Lessee or other corporation (if not the Lessee) surviving the same shall have a Consolidated Tangible Net Worth at least equal to the Consolidated Tangible Net Worth of Lessee immediately prior to such merger); or

(g)    if the estate or interest of Lessee in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within sixty (60) days after commencement thereof (unless Lessee shall be contesting such lien or attachment in good faith in accordance with Section 13.01 hereof); or

(h)    if the then current use or occupancy of the Leased Property shall be permitted pursuant to then applicable zoning laws only for so long as such use or occupancy shall be continued, and Lessee shall discontinue such use or occupancy without the prior written consent of Lessor, except in the event such use or occupancy is rendered impossible due to a Taking or damage to the Leased Property and is involuntarily discontinued by Lessee pursuant to Section 15.3(b); or

(i)    if any of the representations or warranties made by Lessee in this Lease or in any other document, certificate or instrument delivered in connection herewith proves to be untrue in any material respect; or

(j)    there shall be rendered against the Lessee or any Subsidiary final judgment or degree and the Lessee or any Subsidiary, as the case may be, shall have failed to satisfy such judgment or to appeal therefrom (or from the order, decree or process pursuant to which such judgment was granted, passed, entered or affirmed) and to obtain a stay of execution thereof within the period prescribed by law for appeals, and to have such judgment discharged within sixty (60) days after the expiration of such period or the period of any such stay, whichever shall later expire, then, and in any such event, Lessor may terminate this Lease by giving Lessee notice of such termination and upon the giving of such notice, the Term shall terminate and all rights of Lessee under this Lease shall cease. Lessor shall have all rights at law and in equity available to Lessor as a result of Lessee’s breach of this Lease; or

(k)    Any report, certificate, financial statement or other instrument delivered to Lessor by or on behalf of Lessee is false or misleading in any material respect when made or delivered.

Upon an Event of Default, Lessor may, at its option and without limitation on any other remedies available to it, (i) terminate this Lease by giving Lessee notice of such termination and upon the giving of such notice, the Term shall terminate and all rights of Lessee under this Lease shall cease, or (ii) to continue to enforce Lessee’s obligation to pay Basic Rent, Additional Rent, and all other sums due under this Lease (including such amounts as may be due by reason of acceleration) without terminating this Lease. Lessee will pay as Additional Rent all costs and expenses incurred by or on behalf of Lessor, including, without limitation, reasonable attorneys’ fees and expenses, as a result of any Event of Default hereunder.

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17.2    Surrender; Entry by Lessor.    If an Event of Default shall have occurred, whether or not this Lease has been terminated pursuant to Section 17.1, Lessee shall, if required by Lessor so to do, immediately surrender the Leased Property to Lessor and quit the same, and if permitted by applicable law, Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other Persons and any and all personal property from the Leased Property. Lessor shall be under no liability for or by reason of any such entry, repossession or removal, except to the extent the same constitutes a violation of applicable law.

17.3    Reletting by Lessor.    If an Event of Default shall have occurred, whether or not this Lease has been terminated pursuant to Section 17.1, Lessor, without notice to Lessee, may, but shall be under no obligation to, relet the Leased Property or any part thereof for the account of Lessee, in the name of Lessee or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the then current Term) and on such conditions (which may include concessions or free rent) and for such purposes as Lessor may determine, and may collect, receive and retain the rents resulting from such reletting. The foregoing shall not be deemed to excuse Lessor from any duty it may otherwise have under applicable law to attempt to mitigate its damages if such an Event of Default occurs.

17.4    Current Liquidated Damages.    Neither (a) the termination of this Lease pursuant to Section 17.1, (b) the repossession of the Leased Property, (c) the failure of Lessor to relet the Leased Property, (d) the reletting of all or any portion thereof, nor (e) the failure of Lessor to collect or receive any rentals due upon any such reletting, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination, Lessee shall forthwith pay to Lessor all Rent due and payable to and including the date of such termination. Thereafter, monthly on the days on which the Basic Rent would have been payable under this Lease if the same had not been terminated and until the end of what would have been the then current Term in the absence of such termination, Lessee, at Lessor’s option, shall pay Lessor as and for liquidated and agreed current damages for Lessee’s default:

(a)    an amount equal to the Basic Rent and Additional Rent that would have been payable by Lessee hereunder if the Term had not been terminated, less

(b)    the net proceeds, if any, of any reletting of the Leased Property or any part thereof, after deducting all of Lessor’s reasonable expenses in connection therewith, including, without limitation, repossession costs, brokerage commissions, attorneys’ fees and expenses and any repair or alteration costs and expenses incurred in connection with such reletting.

17.5    Final Liquidated Damages.    At any time after the termination of this Lease pursuant to Section 17.1, whether or not Lessor shall have collected any current damages pursuant to Section 17.4, Lessor, at its option, shall be entitled to recover from Lessee and Lessee will pay to Lessor on demand as and for liquidated and agreed final damages for Lessee’s default (it being agreed that it would be impractical or extremely difficult to fix the actual damages), and in lieu of all current damages provided in Section 17.4 beyond the date to which the same shall have been paid,

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(a)    the sum of (i) any past due Rent together with interest thereon (to the extent permitted by law) computed from the due date thereof to the date of payment of all sums due and owing at the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser), (ii) the remaining payments of Basic Rent (which would otherwise have become due during the remainder of the then current Term but for such termination) as of the later of the date to which Basic Rent shall have been paid or the date to which Lessee shall have paid current damages pursuant to Section 17.4 together with interest thereon computed from the later of such dates to the date of payment of all sums due and owing at the Overdue Rate, and (iii) an amount equal to the Additional Rent and other charges (as reasonably estimated by Lessor) which would be payable hereunder from such date for what would have been the then unexpired current Term had the same not been terminated calculated on a quarterly basis, less

(b)    the then fair net rental value of the Leased Property for the period from the date of payment of such liquidated damages to the date which would have been the then expiration date of the then current Term had this Lease not been terminated (after deducting all reasonable estimated expenses to be incurred in connection with reletting the Leased Property, including, without limitation, repossession costs, brokerage commissions, attorneys’ fees and expenses and repair and alteration costs and expenses).

If any statute or rule of law shall validly limit the amount of such liquidated final damages to less than the amount above agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

17.6    Waiver.    If this Lease is terminated pursuant to Section 17.1, Lessee waives, to the extent permitted by applicable law, (a) any right which may require Lessor to sell its interest in the Leased Property or any part thereof in mitigation of Lessor’s damages as set forth in this Article 17, (b) any notice of re-entry or of the institution of legal proceedings to that end, (c) any right of redemption, re-entry or repossession, (d) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article 17, (e) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt, and (f) any other rights which might otherwise limit or modify any of Lessor’s rights or remedies under this Article 17I.

ARTICLE 18

18.1    Lessor’s Right to Cure Lessee’s Default.    If Lessee shall fail to make any payment or perform any act required to be made or performed under this Lease such that an Event of Default has occurred pursuant to Article 17, Lessor, and without waiving or releasing any obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may enter upon the Leased Property for such purpose and take all such action thereon as, in Lessor’s opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all reasonable costs and expenses (including, without limitation, attorneys’ fees and expenses) so incurred, together with interest thereon (to the extent permitted by law) at the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser) from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand.

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ARTICLE 19

19.1    Holding Over.    If Lessee shall for any reason remain in possession of the Leased Property after the expiration of the Term or earlier termination of the Term hereof (except pursuant to the provisions of Section 6.2) with Lessor’s consent, such possession shall be as a month-to-month tenant during which time Lessee shall pay as rental, one and one-half times the aggregate of (a) Basic Rent on the first day of each month at a rate equal to the higher of fair market rental or one-twelfth (1/12) of the amount of annual Basic Rent payable during the last Lease Year of the Term, (b) all Additional Rent and (c) all other sums, if any, payable by Lessee pursuant to the provisions of this Lease. During such period of month-to-month tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease but shall have no rights thereunder other than the right to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

ARTICLE 20

20.1    No Recourse to Lessor.    No recourse shall be had against Lessor, or its successors or assigns, or its employees, officers, directors, shareholders or members for any claim based on any failure by Lessor in the performance or observance of any of the agreements, covenants or provisions contained in this Lease. In the event of any such failure, recourse shall be had solely against the Leased Property. Nothing contained in the foregoing, however, shall restrict the right of Lessee to commence any proceeding against Lessor for the breach of its agreements or covenants contained in this Lease; provided, however, that, in the event that any judgment is obtained against Lessor, the same shall not be the basis of a right of offset, deferment or reduction of the Rent due hereunder.

ARTICLE 21

21.1    Risk of Loss.    The risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Lessor and those claiming from, through or under Lessor) is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor. None of the events mentioned in this Section shall entitle Lessee to any abatement of Basic Rent or Additional Rent, except as specifically provided herein.

ARTICLE 22

22.1    Indemnification by Lessee.    Lessee will protect, indemnify, save harmless and defend Lessor and Lessor’s Assignees, if any, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys’ fees and expenses) imposed upon or incurred by or asserted against Lessor or any of Lessor’s Assignees, if any, by reason of: (a) the acquisition and ownership of, or the holding of any security in, the Leased Property; (b) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, non-use or condition in,

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on or about the Leased Property, or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any Impositions; (e) any failure on the part of Lessee to perform or comply with any of the terms of this Lease; (f) performance of any labor or services or the furnishing of any materials or other property in respect of the Leased Property or any part thereof, except to the extent performed by or at the direction of Lessor; (g) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the Lessor thereunder; (h) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Materials on, from, or affecting the Leased Property or any other property; (i) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (j) any lawsuit brought or threatened, settlement reached, or governmental order relating to such Hazardous Materials; or (k) any violation of laws, orders, regulations, requirements or demands of government authorities, which are based upon or in any way related to such Hazardous Materials including, without limitation, the costs and expenses of any remedial action, attorneys’ and consultant’s fees, investigation and laboratory fees, court costs and litigation expenses. Any amounts which become payable by Lessee under this Section shall be paid on demand, and if not timely paid, shall bear interest (to the extent permitted by law) at the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser) from the date of such determination to the date of payment. Lessee, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Lessor, or any of Lessor’s Assignees, if any, and may compromise or otherwise dispose of the same as Lessee sees fit. Nothing herein shall be construed as indemnifying Lessor against its own affirmative grossly negligent acts or willful acts. Lessee’s liability for a breach of the provisions of this Section arising during the Term hereof shall survive any termination of this Lease.

22.2    Lessor’s Indemnification Of Lessee.    Lessor shall indemnify, defend, and hold harmless Lessee from any claims made or legal actions filed or threatened against Lessee to the extent proximately caused by the gross negligence or willful misconduct of Lessor.

ARTICLE 23

23.1    Assignment.    Lessee may not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease, its interest in the Leased Property, or any of its rights or obligations hereunder, or sublease the Leased Property, in whole or in part, by operation of law or otherwise, without the prior written consent of Lessor and Lessor’s Assignees, if any, which consent may be given or withheld in the reasonable discretion of each such party. Without limiting the circumstances in which it may be reasonable for Lessor to withhold its consent to an assignment or subletting, Lessor and Lessee acknowledge that it shall be reasonable for Lessor to withhold its consent in the following instances:

(a)    the proposed assignee is a governmental agency;

(b)    in Lessor’s reasonable judgment, the use of the Leased Property by the proposed assignee would involve occupancy which would entail any alterations which would lessen the value of the leasehold improvements in the Leased Property, or would require increased services by Lessor;

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(c)    in Lessor’s reasonable judgment, the financial worth of the proposed assignee is less than that of Lessee or does not meet the credit standards applied by Lessor;

(d)    the proposed assignee in the ten years prior to the assignment has filed for bankruptcy protection, has been the subject of an involuntary bankruptcy, or has been adjudged insolvent;

(e)    in Lessor’s reasonable judgment, the Leased Property, or the relevant part thereof, will be used in a manner that will violate any negative covenant as to use contained in this Lease;

(f)    the use of the Leased Property by the proposed assignee will violate any applicable law, ordinance or regulation, or the proposed assignee will use or store Hazardous Materials;

(g)    Lessee is in default of any obligation of Lessee under this Lease, or Lessee has defaulted under this Lease on three or more occasions during the 12 months preceding the date that Lessee shall request consent.

No such assignment, mortgage, pledge, hypothecation or transfer of this Lease, sublease or any other relinquishment of possession or rights to any of the Leased Property shall in any way discharge or diminish any obligations of Lessee to Lessor hereunder and Lessee shall remain directly and primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions contained in this Lease to be performed by Lessee.

23.2    Transfer to Successor Corporation.    Lessee may, upon notice to Lessor but without Lessor’s consent, assign or transfer its entire interest in this Lease and the leasehold estate hereby created to a Successor Corporation, provided that there shall have occurred no Event of Default (which, if curable, remains uncured) hereunder. “Successor Corporation” shall mean (a) a corporation into which or with which Lessee, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or consolidation; or (b) a corporation acquiring this Lease and the estate hereby granted, the goodwill and all or substantially all of the other property and assets (other than capital stock of such acquiring corporation) of Lessee, its corporate successors or assigns, and assuming all or substantially all of the liabilities of Lessee, its corporate successors and assigns; or (c) a corporation which acquires all of the issued and outstanding capital stock of Lessee; or (d) any corporate successor to a Successor Corporation becoming such by either of the methods described in subdivisions (a) and (b) above; provided that such merger or consolidation, or such acquisition and assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and provided further that the Consolidated Tangible Net Worth of the Successor Corporation is not less than the Consolidated Tangible Net Worth of the Lessee immediately prior to the transfer. The acquisition by Lessee, its corporate successors or assigns, of all or substantially all of the

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obligations and liabilities of any corporation, shall be deemed to be a merger for the purposes of this Article.

23.3    Sharing of Excess Rental.    If Lessor’s consent is required hereunder and Lessor shall give its consent to any assignment of this Lease or to any sublease, Lessee shall in consideration therefor, pay to Lessor, as Additional Rent:

(a)    in the case of an assignment, an amount equal to fifty percent (50.0%) of all sums and other considerations paid to Lessee by the assignee for or by reason of such assignment (including, but not limited to, rent in excess of Basic Rent and Additional Rent hereunder for the remainder of the Term as the same may be extended pursuant to Article 32 below, sums paid for the sale of Lessee’s leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale or a lease thereof, the then fair market value thereof; and

(b)    in the case of a sublease, fifty percent (50.0%) of any rents, additional charges or other consideration payable under the sublease to Lessee by the subtenant which is in excess of the Basic Rent and Additional Rent (other than Additional Rent payable pursuant to this Section) accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Lessee hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Lessee’s leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale or a lease thereof, the then fair market value thereof. The sums payable under this Section shall be paid to Lessor as and when payable by the subtenant to Lessee.

ARTICLE 24

24.1    Lessor’s Right to Inspect.    Lessee shall permit Lessor and Lessor’s Assignees, if any, and their respective authorized representatives to inspect the Leased Property during usual business hours upon twenty-four (24) hours prior notice.

24.2    Financial Statements.    Lessee shall provide Lessor with Lessee’s audited financial statements (including but not limited to balance sheets, income statements, and statements of changes in financial position) at least annually, no later than March 31 for the prior year ended December 31.

ARTICLE 25

25.1    No Waiver by Lessor.    No failure by Lessor to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach. No foreclosure, sale or other proceeding under any Indenture shall effectuate a termination of this Lease or discharge or otherwise affect the obligations of Lessee hereunder.

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ARTICLE 26

26.1    Remedies Cumulative.    Each legal, equitable or contractual right, power and remedy of Lessor now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor of any or all of such other rights, powers and remedies.

ARTICLE 27

27.1    Acceptance of Surrender.    No surrender to Lessor of this Lease or of the Leased Property or any part thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

ARTICLE 28

28.1    [INTENTIONALLY DELETED]

ARTICLE 29

29.1    Conveyance by Lessor.    If Lessor or any successor owner of the Leased Property shall convey the Leased Property other than as security for a debt, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of the Lessor under this Lease and all such future liabilities and obligations shall thereupon be binding upon the new owner, subject to the provisions of Article 21.

ARTICLE 30

30.1    Quiet Enjoyment.    So long as Lessee shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or Lessor’s Assignees, if any, or anyone claiming by, through or under any of them, but subject to all liens and encumbrances of record. No failure by Lessor or Lessor’s Assignees, if any, to comply with the foregoing covenant shall give Lessee any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Basic Rent or Additional Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder.

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ARTICLE 31

31.1    Notices.    All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and personally delivered or couriered (by Federal Express or another reputable, national overnight delivery service), addressed to the respective parties, as follows:

(a)	if to Lessee:	Renfro Corporation
661 Linville Road
Mount Airy, North Carolina 27030-0908
Attention: Andrew Kilby

	with a copy to:	Kilpatrick Stockton LLP
1001 West Fourth Street
Winston-Salem, North Carolina 27101-2400
Attention: Frank Murphy and Alfred Adams

(b)	if to Lessor:	Renfro Properties LLC
c/o Griffin Capital
10940 Wilshire Boulevard, Suite 1600
Los Angeles, California 90024
Attention: Kevin Shields

	with a copy to:	Cooley Godward LLP
One Maritime Plaza, 20th Floor
San Francisco, California 94111-3580
Attention: Paul Churchill

or to such other address as either may hereafter designate, and shall be effective upon receipt as evidenced by a receipt signed by a Person at such address authorized to accept delivery, or upon refusal to accept delivery.

31.2    Amendments and Modifications.    Neither this Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by Lessor and Lessee.

31.3    Successors and Assigns.    All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

31.4    Headings and Table of Contents.    The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

31.5    Counterparts.    This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

31.6    Governing Law.    THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF SOUTH CAROLINA.

31.7    Estoppel Certificates.    Upon twenty (20) days’ prior notice of the request of the other party, either party will execute, acknowledge and deliver to the other party a certificate

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stating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications), (b) the dates to which Rent and other sums payable hereunder have been paid, and (c) either that to the knowledge of the party no default exists under this Lease or specifying each such default of which the party has knowledge.

31.8    Subordination and Attornment.    This Lease is subject to and subordinate to all ground leases and Indentures which affect the Land or the Leased Property and which are of public record as of the date Lessor acquires title to the Land, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such ground lease or any of Lessor’s Assignees shall advise Lessor that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Lessor to Lessee, Lessee shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Lessor and such lessor or Lessor’s Assignee deems necessary or desirable to make this Lease prior thereto. Lessee hereby consents to Lessor’s ground leasing the Land and/or encumbering the Leased Property as security for future loans on such terms as shall desire, all of which future ground leases or Indentures shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any Lessor’s Assignee holding or offering to hold such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Lessee agrees, within ten days after Lessor’s written request therefor, to execute, acknowledge and deliver to Lessor any and all documents or instruments requested by Lessor or by such lessor or Lessor’s Assignee as may be necessary or proper to assure the subordination of this Lease to such future ground lessor Indenture, but only if such lessor or Lessor’s Assignee agrees to recognize Lessee’s rights under this Lease and agrees not to disturb Lessee’s quiet possession of the Leased Premises so long as Lessee is not in default under this Lease. If Lessor assigns the Lease as security for a loan, Lessee agrees to execute such documents as are reasonably requested by the Lessor’s Assignee and to provide reasonable provisions in the Lease protecting the security interest of such Lessor’s Assignee which are customarily required by institutional lenders making loans secured by a deed of trust. Without limiting the foregoing, Lessee hereby approves the form of Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit B.

31.9    Lessee’s Attornment Upon Foreclosure.    Lessee shall, upon request, attorn (i) to any purchaser of the Leased Property at any foreclosure sale or private sale conducted pursuant to any Indenture encumbering the Leased Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Leased Property, or (iii) to the lessor under an underlying ground lease of the Land, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Lessee’s rights under this Lease.

31.10    Submission To Jurisdiction; Waivers.    Each of the parties hereto hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Lease and the other Operative Agreements to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the United States of America for the District of South Carolina, and the applicable federal appellate court;

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(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail) postage prepaid, to such party at its address set forth in Section 29.1 or at such other address of which the parties hereto shall have been notified pursuant thereto; and

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law or shall limit the right to sue in any other jurisdiction.

31.11    Waivers of Jury Trial.    TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE LESSOR AND THE LESSEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LEASE OR ANY OTHER OPERATIVE AGREEMENT TO WHICH SUCH ENTITY IS A PARTY AND FOR ANY COUNTERCLAIM THEREIN.

31.12    Miscellaneous.    Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, the Lessee and Lessor arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any late charges or interest provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and recordable form signed by Lessor, Lessee and Lessor’s Assignees, if any. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the State.

31.13    Memorandum of Lease.    Lessor and Lessee shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in the form of Exhibit D attached hereto, signed by Lessor and Lessee and otherwise in recordable form, which memorandum shall then be recorded in the applicable public records in the county where the Land is located and/or in the public records of the State of South Carolina.

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ARTICLE 32

32.1    Options To Extend Term.    So long as Renfro Corporation is the Lessee hereunder and occupies the entirety of the Leased Improvements, and subject to the condition set forth in clause (b) below, Lessee shall have two options to extend the term of this Lease with respect to the entirety of the Leased Property (each an “Extension Option”), the first for a period of five (5) years from the expiration of the fifteenth (15th) year of the Lease Term (the “First Extension Period”), and the second (the “Second Extension Period”) for a period of five (5) years from the expiration of the First Extension Period, subject to the following conditions:

(a)    Each Extension Option shall be exercised, if at all, by notice of exercise given to Lessor by Lessee not more than fifteen months nor less than twelve months prior to: (i) the expiration of the Lease Term, or (ii) the expiration of the First Extension Period, as applicable;

(b)    Anything herein to the contrary notwithstanding, if Lessee is in default under any of the terms, covenants or conditions of this Lease, either at the time Lessee exercises either extension option or on the commencement date of the First Extension Period or the Second Extension Period, as applicable, Lessor shall have, in addition to all of Lessor’s other rights and remedies provided in this Lease, the right to terminate such option(s) to extend upon notice to Lessee.

32.2    Fair Market Rent.    In the event the applicable Extension Option is exercised in a timely fashion, the Lease shall be extended for the term of the applicable extension period upon all of the terms and conditions of this Lease, provided that the Basic Rent for each extension period shall be the “Fair Market Rent” for the Leased Property. For purposes hereof, “Fair Market Rent” shall mean the Basic Rent agreed upon by Lessor and Lessee within thirty (30) days of Lessee’s notice of its exercise of the applicable Extension Option. In the event Lessor and Lessee are unable to agree within such thirty (30) day period, the Basic Rent shall be set at the Basic Rent last in effect prior to Lessee’s exercise of the Extension Option, increased to reflect the cumulative change in the Consumer Price Index-All Urban Consumers, All Items, for the 5 year period ending prior to the exercise of the Extension Option, but in no event shall Base Monthly Rent be increased less than 15%.

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IN WITNESS WHEREOF, the parties have caused this Lease to be executed.

LESSOR:	RENFRO PROPERTIES LLC, a California limited liability company

	By:	RENFRO ACQUISITION CORPORATION, a California corporation

		By:	/s/ Kevin A. Shields
Kevin A. Shields, President

LESSEE:	RENFRO CORPORATION, a North Carolina corporation

By:
Printed Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Lease to be executed.

LESSOR:	RENFRO PROPERTIES LLC, a California limited liability company

	By:	RENFRO ACQUISITION CORPORATION, a California corporation

By:
Kevin A. Shields, President

LESSEE:	RENFRO CORPORATION, a North Carolina corporation

	By:	/s/ WARREN C. NICHOLS
	Printed Name:	WARREN C. NICHOLS
	Title:	CHAIRMAN & CEO & PRESIDENT